EVOLVE
bank & trust

6070 Poplar Avenue, Suite 200
Memphis, TN 38119

May 3, 2018

Dear Mr. Sabir Saleem and Zulfiqar Ahmed:

We are pleased to inform you that your loan request has been pre-qualified by Evolve Bank & Trust and/or any of its subsidiaries on the following preliminary terms. This is not a commitment to lend, but is to be used for discussion purposes only. A commitment can only be issued upon successful completion of full underwriting, and approval by the Bank, under an Authorization issued upon approval by the US Small Business Administration (SBA).

BORROWER NAME:	Accurate Auto Parts, Inc.
BUSINESS NAME:	Accurate Auto Parts, Inc.
LOAN AMOUNT:	$1,046,000
TERM:	25 Years
INTEREST RATE:	WSJP + 2.25%
PAYMENT:	Approximately $ 7,393 per month
USE OF PROCEEDS:	See Exhibit A attached hereto
FEES:	See Exhibit B attached hereto
COLLATERAL:	1st lien – 6269 Caledon Road King George, VA 22485 1st lien – all Machinery; FF&E; Inventory; General Intangibles Ist lien- 407 Dorsey St, Aberdeen, MD 21001; 734 Custis St, Aberdeen, MD 21001; 322 Burt St, Columbus, OH 43203. 2nd lien- 1529 & 31 Richmond Ave, Columbus, OH 43203;1505 #7 Hawthorne Ave, Columbus, OH 43203
PREPAYMENT PENALTY:	If borrower prepays more than 25% of the outstanding principal balance of the loan in the first three years following disbursement, a prepayment penalty of 5% in the first year, 3% in the second year and 1% in the third year will be assessed.
GUARANTORS:	Mr. Sabir Saleem and Zulfiqar Ahmed
INSURANCE REQUIREMENTS:	All insurance policies and the issuing companies must be acceptable to the Lender, in its sole discretion. Life Insurance, Property and Casualty Insurance, Workers' Compensation Insurance and any other applicable insurance may be required.
EXPENSES:	You hereby authorize and request Evolve Bank & Trust to order all required appraisals,

SK

environmental reports, engineering reports, credit reports and to retain attorneys to prepare closing documents and opinions of counsel acceptable to Evolve Bank & Trust and to supervise the closing of the Loan. Borrower(s) shall be responsible for paying all Third Party costs in connection with the preparation for and the closing of the loan, whether such loan is closed or not. Such costs include, but are not limited to, legal fees and expenses, fees for filing, closing and recording the documents and any out-of-pocket expenses incurred by Evolve Bank & Trust not covered by the Third Party Deposit. Obligation to pay these expenses shall survive the termination of this Term Sheet. Amounts previously paid on behalf of Borrower(s), as a Third Party Report Deposit shall be credited against these costs.

TARGET CLOSING DATE:	June 30, 2018
DOCUMENTATION AND ADDITIONAL INFORMATION:	Complete Underwriting Checklist forthcoming

The final terms and conditions of the proposed financing are subject to approval by the Evolve Bank & Trust Credit Committee and the Small Business Administration ("*SBA*"). All legal and financial documents deemed necessary by Evolve Bank & Trust in order to close your loan must be provided and executed to the satisfaction of Evolve Bank & Trust and the SBA. If Evolve Bank & Trust approves your loan, you will be responsible for the cost of appraisals, environmental reports, title insurance, document preparation and other customary closing costs as applicable.

Preparation of your application will begin upon receipt of an acknowledged copy of this letter and a deposit in the amount of $ 10,000.00. The deposit will be applied toward any out of pocket expenses.

Unless specifically extended in writing by Evolve Bank & Trust, the terms and conditions contained herein will expire 5 days from the letter date. If you should have any questions please do not hesitate to call me directly. I look forward to the successful completion of your project.

Sincerely,

Ajaz Siddiqi
Senior Business Development Officer
Evolve Bank & Trust
SBA Division

ACKNOWLEDGED:

I understand that the preliminary information given above is provided for informational purposes only and should not be considered a commitment for financing by Evolve Bank & Trust and/or any of its subsidiaries. This information may change without notice prior to final approval.

By: ______________________ Date: ______________

Name: Sabir Saleem
Title: Owner

By: ______________________ Date: ______________

Name: Zulfiqar Ahmed
Title: Co-Owner

EXHIBIT B

CLOSING COST GRID

__Estimated Closing Costs:__ Please be aware this is an **ESTIMATE** only, and may be subject to change.

$27,462.00	SBA guarantee fee	$2,000.00	Survey on collateral *
$2,500.00	Packaging fee	$2,000.00	Environmental inspection
$5,000.00	Documentation fees	$5,000.00	Appraisal(s)
$1,500.00	UCC search/filing fees	$0.00	Interim interest
$10.00	Credit report/fees	$5,000.00	Closing Attorney Docs
$3,500.00	Title policy	$0.00	Construction fee
$1,000.00	Title company attorney	$1,190.00	Post-closing fees **
		$56,162.00	**ESTIMATE** of closing costs

* Survey must show all improvements and be done within 90 days of closing.
It can be ordered by the title company, or if preferred you may order it.

** Post-closing fees may consist of an as-built survey, title update and/or any delivery charge.

EXHIBIT A

PROJECT BREAKDOWN

	Borrower Contribution	Seller/Other Contributions	Bank Loan	Project Total
Purchase Land & Building		$50,000.00	$650,000.00	$700,000.00
Refinance Existing Debt				$0.00
Construction/Renovation				$0.00
Construction Contingency				$0.00
Construction Interim Interest				$0.00
Construction Management Fee				$0.00
Equipment, Furniture & Fixtures			$350,000.00	$350,000.00
Inventory				$0.00
Goodwill				$0.00
SBA Fees			$27,462.00	$27,462.00
Working Capital				$0.00
Closing Costs	$10,000.00		$18,700.00	$28,700.00
Total	$10,000.00	$50,000.00	$1,046,162.00	$1,106,162.00
	0.90%	4.52%	94.58%	100.00%

EXHIBIT C

DOCUMENTATION AND ADDITIONAL INFORMATION NEEDED

The following is a needs list of required items to begin the Credit Approval Process:

1. Signed term sheet and $10,000 deposit.
2. Loan Request/General Information Form
3. Schedule of Collateral Form
4. History and Nature of The Business Form
5. Business Acquisition Questionnaire
6. Notes Payable Schedule
7. Accounts Receivable/ Payable Aging Summary
8. IRS Form 4506
9. Customer Identification Verification Form and Copy of Driver's License
10. Personal Financial Statement
11. Personal Income/Expense Analysis
12. Management/Ownership Information
13. Authorization to Release Information
14. SBA Form 912
15. Regulation B Form
16. Corporate Documents including Articles of Incorporation and By-Laws
17. Loan Application forms.
18. Financials Statement for last 3 years.
19. Financial Projections.
20. Personal Tax Returns for the last 3 years.

SOC

TA